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                                                                  EXHIBIT 10.23

                           STOCK DISPOSITION AGREEMENT
                               (this "Agreement")

         THIS AGREEMENT is effective as of the 19th day of Nov., 1998 and is by and among John E. Major and Susan M. Major ("Borrower"), LENNOX INTERNATIONAL INC., a Delaware corporation ("Lennox"), and Harry Trust & Savings Bank, a federal banking association, with its principal office located in Chicago, IL (the "Bank").

                             PRELIMINARY STATEMENTS:

         WHEREAS, Borrower is the owner of 324 shares of the capital stock of Lennox (the "Pledged Stock"); and

         WHEREAS, it is the desire of the parties hereto that the Bank make a term loan to Borrower in the principal amount of $350,000 maturing on Demand (the "Loan"), which loan shall be evidenced by a promissory note dated of even date herewith (together with any and all renewals, extensions, modifications and replacements thereof, the "Note") and secured by, among other things, the Pledged Stock pursuant to a Security Agreement executed by Borrower and delivered to Bank and dated of even date herewith ("Security Agreement"); and

         WHEREAS, Lennox has determined that it is in its best interests to enter into this Agreement to make provision for the potential future disposition of its stock; and

         WHEREAS, the Pledged Stock is subject to certain restrictions, including a right of first refusal in favor of Lennox under the terms of its Certificate of Incorporation; and

         WHEREAS, the Pledged Stock has value to the Bank as security only to the extent that the Bank can be assured that, upon the default of Borrower under the Note, there will be available a ready buyer or market for the Pledged Stock.

         NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS:

         1. Conditions on the Ownership and Restrictions on the Transfer of the Pledged Stock. The Borrower's ownership and the rights of the Bank with respect to the Pledged Stock are subject to the following:

                   (a) Pursuant to Article Sixteenth of the Lennox Restated Certificate of Incorporation, "No sale, assignment, transfer or other disposition... shall be effective unless and until there is compliance with the...terms and conditions" set forth therein. The Restated Certificate of Incorporation of Lennox is attached hereto and incorporated herein as EXHIBIT A.


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The parties hereto understand and agree that the Borrower's rights in and to the
Pledged Stock and any rights of the Bank thereto created as a result of the Loan and Security Agreement are expressly conditioned upon the above conditions set forth and referenced above in this Paragraph 1.

         2. Disposition of Pledged Stock. At any time after the occurrence of an Event of Default, as defined in the Loan Agreement between Borrower and the Bank pursuant to which the Loan is being made (an "Event of Default"), the Bank shall have the right to request and Lennox agrees to use its best efforts to perform one of the following: (a) within sixty (60) days of such demand, procure a ready and willing buyer for the Pledged Stock at the Value (as defined in the Loan Agreement) of such shares; (b) within thirty (30) days of such demand, purchase from the Bank the Pledged Stock at the Value of such shares; or (c) if, at the time of an Event of Default, Lennox common stock is listed for trading on a stock exchange or other recognized securities market and has an average daily trading volume of 25,000 shares, then as soon as practicable, but within one hundred eighty (180) days of such demand, register the Pledged Stock pursuant to the Securities Act of 1933; provided that (i) Lennox shall have the option to perform under clause (a), (b) or (c) above so long as performance is completed within the number of days specified (during which time interest shall continue to accrue on the Note at the Default Rate (as defined in the Note), and (ii) neither the buyer under clause (a) above nor Lennox under clause (b) above shall be required to purchase Pledged Stock in excess of the number of shares pledged to secure the Note and required to pay Bank an amount equal to the aggregate amount of the then outstanding indebtedness secured by the Pledged Stock. Notwithstanding anything else to the contrary herein, Lennox shall not be required to take any action pursuant to this Agreement that would cause Lennox to be in default under (i) the Revolving Credit Agreement dated as of December 4, 1991, as amended, among Lennox, the banks named on the signature pages thereof, and The Northern Trust Company, as Agent, or (ii) any note purchase agreements entered into in December 1991, December 1993, and July 1995, between Lennox and various note purchasers, as in effect on the date hereof, where the outstanding amount of a long term note issued thereunder exceeds $5,000,000.

         If an Event of Default shall occur, the Bank shall also have the right, subject to the conditions set forth in Paragraph 1 hereof, to procure a buyer for the Pledged Stock; provided that the Bank shall first offer the shares of the Pledged Stock to Lennox, whether or not the aggregate Value of the Pledged Stock shall be sufficient to pay in full all then outstanding indebtedness secured by the Pledged Stock; and provided, further, that Bank's obligation to make such offer shall terminate in the event Lennox fails to exercise its right of first refusal by paying Bank the Value of the Pledged Stock in cash within thirty (30) days of such offer.

         3. Method of Demand. The right to demand performance by Lennox as described in Paragraph 2 hereof shall be exercised by Bank giving written notice to Lennox (at the address set forth in Paragraph 9(b) below) of the Event of Default and the Bank's demand for such performance by Lennox. Any delay by Bank in exercising such right after the occurrence of an Event of Default shall not operate as a waiver of such right or any other right provided for herein. Upon receipt of such demand, Lennox shall advise the Bank in writing within ten (10) business days whether it intends to perform under clause (a), (b) or (c) of Paragraph 2 hereof. Lennox shall promptly commence said performance and shall diligently pursue completion of its performance.




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         4. Method of Payment. The purchase price of the Pledged Stock (the
"Purchase Price") shall be its Value as provided in Paragraph 2 hereof, and the full Purchase Price shall be paid in cash on the Closing Date as set forth in Paragraph 5 below.

         5. Closing Date. Any purchase of the Pledged Stock by Lennox or a buyer procured by Lennox pursuant to Paragraph 2 hereof shall occur in Dallas, Texas at the principal office of Bank or such other address in Illinois as Bank shall designate, on a date mutually agreed by Bank and Lennox, which date shall be not later than the last date for performance by Lennox or such buyer under Paragraph 2 hereof (the "Closing Date"). At the closing, Bank shall deliver the certificates being purchased, duly endorsed or with duly completed stock powers, and the buyer of the Pledged Stock shall deliver to Bank, the Purchase Price required to be paid on the Closing Date pursuant to Paragraph 4 above, which shall be payable through a wire transfer or a cashier's check in United States dollars from a bank acceptable to Bank.

         6. Representations, Warranties and Covenants.

                  (a) This Agreement has been duly authorized by all corporate or other actions necessary on the part of Borrower and Lennox, respectively. This Agreement constitutes a valid and binding agreement of Borrower and Lennox, and is enforceable against Borrower and Lennox, respectively, in accordance with its terms, except that such enforceability may be limited by (i) general principles of equity (regardless of whether relief is sought in an action at law or in equity) and (ii) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting enforcement of creditors' rights generally.

                  (b) Borrower hereby agrees that the disposition of the Pledged Stock in the manner and on such terms as are provided in this Agreement shall be deemed for all purposes as a "commercially reasonable" sale as required by the Texas Business and Commerce Code, regardless of whether the book, market or other value of the Pledged Stock is equal to, above or below the Purchase Price.

                  (c) BANK HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER CONCERNING THE INVESTMENT VALUE OF THE PLEDGED STOCK. THE BORROWER AND LENNOX AGREE THAT THIS AGREEMENT CONTEMPLATES THAT NEITHER BORROWER NOR LENNOX SHALL BE ENTITLED TO ASSERT ANY SUCH REPRESENTATION OR WARRANTY BY BANK, AT ANY TIME. BORROWER AND LENNOX AGREE TO INDEMNIFY AND HOLD BANK HARMLESS WITH RESPECT TO ANY CLAIM MADE BY ANY PARTY HERETO, OR ANY SUCCESSOR OR ASSIGN, ASSERTING SUCH A REPRESENTATION OR WARRANTY BY BANK.

                  (d) Each of the parties hereto agree to undertake such additional agreements, execute such additional documents, and do such other acts and things as may be reasonably required to effect the purposes of this Agreement.



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                  (e) To the extent that any provision of this Agreement is in conflict with any provision in any prior agreement between Borrower and Lennox, this Agreement shall control.

                  (f) Borrower shall reimburse Lennox for its reasonable out-of-pocket expenses (not including any Purchase Price paid by Lennox hereunder) in performing its obligations hereunder after an Event of Default has occurred.

         7. Breach of Agreement. It is agreed that a breach by Lennox in the performance of its obligations hereunder cannot be adequately measured or compensated in money damages, and that any such breach would do irreparable injury to Bank. It is therefore agreed that in the event of any breach or threatened breach by Lennox of the terms and conditions set forth herein, Bank shall be entitled, in addition to any and all rights and remedies which it may have in law or in equity, to apply for and obtain injunctive relief requiring Lennox to be restrained from any such breach, threatened breach or to refrain from a continuation of any actual breach and mandating that Lennox perform under this Agreement.

         8. Parties Bound. All representations, warranties, covenants and agreements made by or on behalf of Lennox and Borrower shall bind Lennox and Borrower and the heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers, and assigns of Borrower and Lennox and inure to the benefit of the successors and assigns of the Bank.

         9. Miscellaneous.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Lennox may not assign its rights, privileges or obligations hereunder at any time, and shall be required to adhere to and carry out the duties as set forth herein. Any attempted assignment by Lennox shall be null and void and shall not relieve it of any of its obligations, responsibilities, representations and warranties contained in this Agreement.

                  (b) All notice and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid:



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                  if to Bank:      Harris Trust & Savings Bank
                                   111 W. Monroe Street
                                   Chicago, IL 60603

                                   Attention:   Kathryn Vander Zanden
                                                Senior Vice President

                  if to Lennox:    Lennox International Inc.
                                   P. O. Box 799900
                                   Dallas, Texas 75379-9900
                                   Attention:   Chief Financial Officer

                  if to Borrower:  John E. Major & Susan M. Major
                                   16720 Las Cuestas
                                   Rancho Santa Fe, CA 92067
                                   Attention:
                                               ---------------
                                               ---------------


                  (c) This Agreement contains the entire agreement between the parties hereto with respect to the disposition of stock contemplated herein and supersedes all prior agreements or understandings, if any, between the parties hereto relating to the subject matter hereof, and may not be modified except by written agreement signed by all of the parties hereto.

                  (d) The captions of each paragraph hereof are entered as a matter of convenience only and shall not be considered to be of any effect in the construction of this Agreement.

                  (e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS AND THE BORROWER, LENNOX AND THE BANK AGREE THAT DALLAS COUNTY, TEXAS IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND THAT NO SUCH COURT IS AN INCONVENIENT FORUM. BORROWER, LENNOX AND BANK AGREE THAT SERVICE OF PROCESS UPON ANY OF THEM MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT THEIR ADDRESSES SPECIFIED ABOVE OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. NOTHING HEREIN OR IN ANY OF THE NOTE OR SECURITY AGREEMENT SHALL AFFECT THE RIGHT OF THE BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.



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                  (f) All representations and warranties contained herein shall survive the execution of this Agreement.

                  (g) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         THIS STOCK DISPOSITION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                     LENNOX:       LENNOX INTERNATIONAL INC.

                                   By:  /s/ Clyde Wyant
                                        ---------------
                                        Clyde Wyant
                                        Executive Vice President,
                                        Chief Financial Officer and Treasurer



                     BORROWER:     John E. Major

                                   By: /s/ John E. Major
                                       -----------------



                                   Susan M. Major

                                   By: /s/ Susan M. Major
                                       ------------------



                     BANK:         Harris Trust & Savings Bank

                                   By:  /s/ Kathryn Vander Zanden
                                        -------------------------
                                        Kathryn Vander Zanden
                                        Vice President